Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this “Third Amendment”) is effective as of May 3, 2016 (the “Third Amendment Effective Date”), by and among APPROACH RESOURCES INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Amended Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to the Borrower; and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as set forth herein to be effective as of the Third Amendment Effective Date; and

WHEREAS, the Lenders party hereto desire to establish a Borrowing Base in the amount of $325,000,000 to be effective as of the Third Amendment Effective Date and to remain at such level until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base, whichever comes first; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this Third Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended, effective as of the Third Amendment Effective Date, in the manner provided in this Section 1.

1.1. Amended and Restated Definitions. The definitions of “Applicable Margin”, “Borrowing Base Properties”, “Borrowing Base Value”, “Interest Expense”, “LC Commitment”, “Loan Documents”, “Permitted Unsecured Notes” and “Security Instruments” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	< 25%	≥ 25% < 50%	≥50% < 75%	≥ 75% < 90%	≥ 90%
ABR Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.500%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Borrowing Base Properties” means the proved Oil and Gas Properties and related Midstream Assets of the Credit Parties evaluated in the most recently delivered Reserve Report for purposes of determining the Borrowing Base hereunder.

“Borrowing Base Value” means, with respect to any Oil and Gas Property of a Credit Party or any Swap Agreement in respect of commodities, the value the Administrative Agent attributed to such asset in connection with the most recent determination of the Borrowing Base hereunder; provided that (i) if the Administrative Agent’s determination of the Borrowing Base Value for purposes of Section 2.07(f) is less than the threshold that would trigger a reduction, such determination of the Borrowing Base Value shall be controlling and if such amount is greater than such threshold, the Administrative Agent’s initial determination of the Borrowing Base Value shall be submitted to the Required Lenders for approval, and (ii) with respect to the Borrowing Base Value of any Midstream Assets, such Borrowing Base Value shall be determined by Administrative Agent (and, if above the threshold described in clause (i), approved by the Required Lenders) by reference to the discounted present value of the net effect of such sale or disposition on the amount of lease operating expenses of the Oil and Gas Property of the Credit Parties on a pro forma basis after giving effect to such sale or disposition, together with such other information as the Administrative Agent and Required Lenders may deem appropriate.

“Interest Expense” means, for any period, the sum (determined without duplication) of (a) the aggregate gross cash interest expense of the Borrower and the Consolidated Restricted Subsidiaries for such period to the extent paid in cash and (b) without duplication, any cash interest paid in connection with the issuance or incurrence of any Debt issued or incurred by the Borrower in reliance on the exception in Section 9.02(m) to the extent that, pursuant to Accounting Standards Codification 470-60, such payments are not accounted for as interest expense.

“LC Commitment” at any time means the lesser of (a) the Borrowing Base in effect at such time and (b) $15,000,000.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Fee Letter, and the Security Instruments.

“Permitted Unsecured Notes” means unsecured notes issued pursuant to Section 9.02(g) and permitted refinancings, extensions and renewals thereof pursuant to Section 9.02(h).

“Security Instruments” means the Guaranty and Pledge Agreement, after the Security Agreement Effective Date, the Security Agreement, the Account Control Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments or consent agreements now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor, in each case, with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

1.2. Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add the following definitions to such Section in appropriate alphabetical order:

“Account Control Agreement” means any control agreement which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Deposit Account, securities account or commodities account and executed by the institutions maintaining a Deposit Account, securities account or commodities account (as applicable) in the name of the Borrower and each Domestic Restricted Subsidiary, in each case, as required by Section 8.19, in form and substance reasonably acceptable to the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, enacted or promulgated by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries.

“Availability” means, as of any time of determination, the unused amount of the total Commitments (but only to the extent that at such time the Borrower could satisfy the conditions in Section 6.02 with respect to such amount as a Borrowing or other extension of credit hereunder).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Control Agreement Compliance Date” means June 2, 2016 (or such later date as the Administrative Agent may agree in writing in its sole discretion).

“Deposit Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Excess Cash” has the meaning assigned to such term in Section 3.04(e).

“Excluded Debt” means (x) any Debt to the extent resulting from any interest paid in kind in respect of other Debt, and (y) any Debt that is issued or incurred as a part of an exchange for other existing Debt to the extent the Borrower or applicable Restricted Subsidiary does not receive cash proceeds from such issuance or incurrence of Debt.

“Excluded Deposit Account” means any Deposit Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used as an escrow account or as a fiduciary or trust account and solely contains deposits made for the benefit of another Person, (other than the Borrower or any Restricted Subsidiary), and which such deposits are held in such Deposit Account on behalf of, and for the benefit of, such other Person, or (iii) which does not have a balance in excess of $100,000 at any time.

“Intercreditor Agreement” shall mean a customary intercreditor agreement providing for, among other things, (x) the subordination of the Liens on the property and assets of the Borrower and the other Credit Parties securing any Permitted Additional Debt (or any refinancing, replacement or similar thereof permitted hereunder) and/or Permitted Refinancing Debt (or any refinancing, replacement or similar thereof permitted hereunder) to the Liens on such property and assets securing the Indebtedness and (y) the relative rights and other creditors’ rights, as between the holders of the Indebtedness and the holders of any such Permitted Additional Debt or Permitted Refinancing Debt, by and among the Administrative Agent, the Borrower, the other Credit Parties, the collateral agents or representatives for the holders of the relevant Debt and the other parties thereto in form and substance reasonably satisfactory to the Administrative Agent and which intercreditor agreement shall not have been objected to by the Required Lenders in accordance with the following sentence. The Administrative Agent shall post a copy of the Intercreditor Agreement to the Lenders in accordance with the Administrative Agent’s internal procedures and the Lenders shall have 5 Business Days from the date of posting to object to the Intercreditor Agreement in a writing delivered to the Administrative Agent.

“Liquid Investments” means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof.

(b) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s.

(c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(d) shares of any SEC registered 2a-7 money market fund that has net assets of at least $500,000,000 and the highest rating obtainable from either Moody’s or S&P.

(e) deposits in money market funds investing exclusively in Investments described in (a), (b), (c) or (d) above.

“Midstream Assets” means Property of the type used in the operation of Midstream Activities.

“Midstream Activities” means the ownership, operation, maintenance, expansion, construction, commissioning and decommissioning of, and acquisition of, natural gas, oil, condensate, and water conditioning, treating, processing, and, as applicable, compression facilities, gathering systems and pipelines, marketing of capacity on such gathering systems and pipelines, buying and selling natural gas, oil, condensate, and water in connection therewith, the provision of compression services in connection therewith, and all other acts or activities incidental or related to any of the foregoing.

“Permitted Additional Debt” means any Debt (whether issued under a loan, credit or note purchase agreement or indenture or other debt instrument and including guarantees thereof by the Credit Parties and other Debt thereunder) and any Debt incurred in connection with any refinancing, replacement or Redemption of such Debt (whether issued under a loan, credit or note purchase agreement or indenture or other debt instrument and including guarantees thereof by the Credit Parties and other Debt thereunder), in each case, to the extent permitted under the applicable Intercreditor Agreement, if any, and that otherwise complies with all of the following requirements:

(a) such Debt does not require a scheduled amortization of principal or have a maturity date that is on or earlier than the date 91 days after the Maturity Date;

(b) the documentation governing such Debt shall not contain any restriction on the ability of the Borrower or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents other than (i) if such Debt is secured by a lien on the Collateral that is junior with respect to the liens on the Collateral securing the Indebtedness, as set forth in the applicable Intercreditor Agreement and (ii) if such Debt is unsecured, provisions that are no more onerous than those set forth in the Permitted Unsecured Notes on the Third Amendment Effective Date;

(c) except for equal and ratable clauses, the documentation governing such Debt shall not contain any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Indebtedness (or any similar term used in any Intercreditor Agreement to describe the Indebtedness, in each case, as such term may be amended, supplemented, modified, or amended and restated, in each case, in accordance with the applicable Intercreditor Agreement) or any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Indebtedness (or any similar term used in any Intercreditor Agreement to describe the Indebtedness, in each case, as such term may be amended, supplemented, modified, or amended and restated, in each case, in accordance with the applicable Intercreditor Agreement);

(d) no Default, Event of Default or Borrowing Base Deficiency exists at the time of the incurrence of such Debt or would result therefrom;

(e) after giving effect to the incurrence of such Debt, the Borrower is in pro forma compliance with the financial covenants set forth in Section 9.01;

(f) the covenants and events of default contained in the documentation governing such Debt are not materially more onerous than the corresponding terms of this Agreement and the other Loan Documents (as determined in good faith by the Borrower);

(g) any Liens securing such Debt are second in priority to the Liens securing the Indebtedness as provided in the applicable Intercreditor Agreement;

(h) such Debt is not guaranteed by any Person that is not a Guarantor;

(i) (A) if unsecured, the documents governing such Debt do not contain any mandatory prepayment or redemption provisions (other than payments as part of an “applicable high yield discount obligations” (AHYDO) catch-up payments, customary offers to repurchase in connection with any change of control, asset sale or casualty event and customary acceleration rights after an event of default) which would require a mandatory prepayment or redemption of such Debt in priority to the Loans and (B) if secured by a lien on the Collateral that is junior with respect to the liens on the Collateral securing the Indebtedness, such Debt, subject to the Intercreditor Agreement, shall be prepaid pursuant to provisions that are not more onerous than (and limited to) those mandatory prepayment provisions contained in this Agreement, with appropriate modifications (including to any relevant component definitions) to reflect the second lien status of any such Permitted Refinancing Debt and/or Permitted Additional Debt; and

(j) such Debt does not prohibit prior repayment of the Loans.

“Permitted Refinancing Debt” means any Debt issued or incurred by the Borrower and/or any Restricted Subsidiary for any refinancing, replacement or Redemption of the Permitted Unsecured Notes (whether issued under a loan, credit or note purchase agreement or indenture or other debt instrument and including guarantees thereof by the Credit Parties and other Debt thereunder) and any Debt incurred in connection with refinancing, replacement or Redemption of such Debt (whether issued under a loan, credit or note purchase agreement or indenture or other debt instrument and including guarantees thereof by the Credit Parties and other Debt thereunder), in each case, other than any refinancing or replacement effected in reliance on Section 9.02(h), and to the extent permitted under the applicable Intercreditor Agreement, if any, and that otherwise complies with all of the following requirements:

(a) such Debt does not require a scheduled amortization of principal or have a maturity date that is on or earlier than the date 91 days after the Maturity Date;

(b) the documentation governing such Debt shall not contain any restriction on the ability of the Borrower or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents other than (i) if such Debt is secured by a lien on the Collateral that is junior with respect to the liens on the Collateral securing the Indebtedness, as set forth in the applicable Intercreditor Agreement and (ii) if such Debt is unsecured, provisions that are no more onerous than those set forth in the Permitted Unsecured Notes on the Third Amendment Effective Date;

(c) except for equal and ratable clauses, the documentation governing such Debt shall not contain any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Indebtedness (or any similar term used in any Intercreditor Agreement to describe the Indebtedness, in each case, as such term may be amended, supplemented, modified, or amended and restated, in each case, in accordance with the applicable Intercreditor Agreement) or any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Indebtedness (or any similar term used in any Intercreditor Agreement to describe the Indebtedness, in each case, as such term may be amended, supplemented, modified, or amended and restated, in each case, in accordance with the applicable Intercreditor Agreement);

(d) no Default, Event of Default or Borrowing Base Deficiency exists at the time of the incurrence of such Debt or would result therefrom;

(e) after giving effect to the incurrence of such Debt, the Borrower is in pro forma compliance with the financial covenants set forth in Section 9.01;

(f) the covenants and events of default contained in the documentation governing such Debt are not materially more onerous than the corresponding terms of this Agreement and the other Loan Documents (as determined in good faith by the Borrower);

(g) any Liens securing such Debt are second in priority to the Liens securing the Indebtedness as provided in the applicable Intercreditor Agreement;

(h) such Debt is not guaranteed by any Person that is not a Guarantor;

(i) (A) if unsecured, the documents governing such Debt do not contain any mandatory prepayment or redemption provisions (other than payments as part of an “applicable high yield discount obligation” (AHYDO) catch-up payments, customary offers to repurchase in connection with any change of control, asset sale or casualty event and customary acceleration rights after an event of default) which would require a mandatory prepayment or redemption of such Debt in priority to the Loans and (B) if secured by a lien on the Collateral that is junior with respect to the liens on the Collateral securing the Indebtedness, such Debt, subject to the Intercreditor Agreement, shall be prepaid pursuant to provisions that are not more onerous than (and limited to) those mandatory prepayment provisions contained in this Agreement, with appropriate modifications (including to any relevant component definitions) to reflect the second lien status of any such Permitted Refinancing Debt and/or Permitted Additional Debt; and

(j) such Debt does not prohibit prior repayment of the Loans.

“Pro Forma Borrowing Base” means, (a) as of any date of determination prior to any Reduction Date, (i) the Borrowing Base then in effect, minus (ii) the sum of each Pro Forma Reduction Amount with respect to any incurrence of Debt in reliance on the exception set forth in Section 9.02(m) (other than to the extent resulting from any interest paid in kind in respect of such Debt), and (b) as of any date of determination when no Reduction Date is pending, the Borrowing Base then in effect.

“Pro Forma Reduction Amount” means with respect to any incurrence of Debt in reliance on the exception set forth in Section 9.02(m) (other than Excluded Debt), an amount equal to the product of 0.20 multiplied by the difference of (A) the stated principal amount of the Debt so incurred (without regard to any initial issue discount), minus (B) the aggregate amount of the cash proceeds of such Debt described in clause (A) to the extent actually paid by the Credit Parties in cash to Redeem Permitted Unsecured Notes following the incurrence of such Debt and prior to the Reduction Date with respect to such Debt.

“Reduction Date” means, as of any date of determination, with respect to any issuance or incurrence of Debt (other Excluded Debt) by the Borrower and/or the Consolidated Restricted Subsidiaries in reliance on the exception set forth in Section 9.02(m), the later to occur of (a) the date occurring 90 days following the date of the issuance or incurrence of such Debt; provided that, if, despite the Borrower’s commercially reasonable efforts to consummate a refinancing, replacement or Redemption of Permitted Unsecured Notes, such refinancing, replacement or Redemption cannot be completed within such 90 day period, upon the request of the Borrower and with the approval of the Administrative Agent (such approval not to be unreasonably withheld), the timeframe in this clause (a) may be extended by an additional 30 days, and (b) as of such date, the date of the next Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07.

“Sanctioned Country” means, at any time, a country region or territory which is itself the subject or target of any Sanctions (as of the Third Amendment Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing subsections (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Security Agreement” means a Security Agreement executed by the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Credit Parties grant liens and security interests in the “Collateral” (as defined therein) in the favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Security Agreement Effective Date” means the date the Credit Parties are required to execute and deliver the Security Agreement, as required by Section 5.2 the Third Amendment.

“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 3, 2016, entered into by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means May 3, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.3. Deleted Definitions. The definitions of “FCPA” and “OFAC” contained in Section 1.02 of the Credit Agreement are hereby deleted in their entirety.

1.4. Amendment to Definition of “Defaulting Lender”. Clause (d) of the definition of “Defaulting Lender” is hereby amended and restated in its entirety to read in full as follows:

(d) has (or whose bank holding company has) (i) been placed into receivership, conservatorship or bankruptcy; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof or (ii) become the subject of a Bail-In Action.

1.5. Amendment to Definition of “Oil and Gas Properties”. The definition of “Oil and Gas Properties” contained in Section 1.02 of the Credit Agreement is hereby amended by adding the following sentence immediately after the second sentence thereof:

For the avoidance of doubt, “Oil and Gas Properties” shall include the Midstream Assets.

1.6. Amendments to Definition of “Material Indebtedness”, Section 9.02(c), Section 9.02(k), Section 9.03(e), Section 9.05(l), Section 10.01(k) and Section 10.01(n). The definition of “Material Indebtedness” contained in Section 1.02 of the Credit Agreement, Section 9.02(c), Section 9.02(k), Section 9.03(e), Section 9.05(l), Section 10.01(k) and Section 10.01(n) of the Credit Agreement are each hereby amended by deleting each occurrence of “$10,000,000” contained therein and replacing such occurrence with a reference to “$5,000,000”.

1.7. Amendment to Section 2.03. Clause (v) of Section 2.03 of the Credit Agreement is hereby amended by inserting “and Pro Forma Borrowing Base” immediately after the occurrence of “Borrowing Base”.

1.8. Amendments to Section 2.07.

(a) Section 2.07 of the credit agreement is hereby amended by amending and restating clause (a) thereof in its entirety to read in full as follows:

(a) Borrowing Base. For the period from and including the Third Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $325,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g) or Section 8.13(c).

(b) Section 2.07 of the credit agreement is further amended by inserting “Section 2.07(g)” immediately after the occurrence of “Section 2.07(f)” contained in the final paragraph of Section 2.07(d).

(c) Section 2.07 of the credit agreement is further amended by amending and restating the first sentence of Section 2.07(f) in its entirety to read in full as follows:

In addition to the other redeterminations of the Borrowing Base provided for herein, if at any time the aggregate Borrowing Base Value of Properties sold or disposed of and Swap Agreements in respect of commodities terminated (which, for clarification purposes, does not include the scheduled expiration of any Swap Agreement in accordance with its terms) or otherwise monetized, in each case pursuant to Section 9.11(f), in any period between Redetermination Dates exceeds five percent (5%) of the Borrowing Base as of the last Redetermination Date, then the Borrowing Base shall be automatically reduced, effective immediately upon such sale or disposition or, in the case of a Swap Agreement, termination (which, for clarification purposes, does not include the scheduled expiration of any Swap Agreement in accordance with its terms) or other monetization by an amount equal to the Borrowing Base Value of such Properties sold or disposed of and Swap Agreements in respect of commodities so terminated or otherwise monetized.

(d) Section 2.07 of the credit agreement is further amended by adding a new clause (g) immediately after clause (f) thereof, which new clause (g) shall read in full as follows:

(g) Reduction of Borrowing Base on any Reduction Date. In addition to the other redeterminations of the Borrowing Base provided for herein, and notwithstanding anything to the contrary set forth herein, upon the incurrence of any Debt by the Borrower or any Restricted Subsidiary in reliance on Section 9.02(m) (other than as a result of any interest paid in kind) after the Third Amendment Effective Date, the Borrowing Base in effect immediately prior to any Reduction Date with respect to such incurrence of Debt shall be automatically reduced by an amount equal to the Pro Forma Reduction Amount in respect of such incurrence of Debt, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon such Reduction Date, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders on such date until the next redetermination or modification of the Borrowing Base pursuant to this Agreement.

1.9. Amendment to Section 2.08(j). Section 2.08(j) of the Credit Agreement is hereby amended by inserting “or Section 3.04(e)” after each occurrence of “Section 3.04(c)”.

1.10. Amendments to Section 3.04.

(a) Section 3.04 is hereby amended by amending and restating the parenthetical contained in Section 3.04(c)(ii) to read in full as follows:

(other than Section 2.07(e), Section 2.07(f) and 2.07(g))

(b) Section 3.04 of the Credit Agreement is further amended by (i) deleting the occurrence of “or” immediately after the occurrence of “2.07(e)” in Section 3.04(c)(iii) and replacing it with a comma; and (ii) inserting “or Section 2.07(g)” immediately after the occurrence of “Section 2.07(f) in Section 3.04(c)(iii).

(c) Section 3.04 of the Credit Agreement is further amended by adding a new clause (e) immediately after clause (d) thereof, which new clause (e) shall read in full as follows:

(e) Excess Cash Balances. If at any time while any Borrowings are outstanding the Credit Parties have any cash or cash equivalents (other than cash collateral deposited pursuant to Section 2.08(j)) in excess of $35,000,000 in the aggregate at any time (the “Excess Cash”), the Borrower shall prepay the Borrowings in an amount equal to the amount of such Excess Cash within two Business Days after such Excess Cash exists. If any amount is required to be prepaid pursuant to this Section 3.04(e), the Administrative Agent is hereby authorized at any time and from time to time to debit and apply any and all deposits (other than cash collateral deposited pursuant to Section 2.08(j)) at any time held by the Administrative Agent or any of its Affiliates to or for the credit or the account of the Borrower or any other Credit Party to make such prepayment. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(e) shall be accompanied by accrued interest to the extent required by Section 3.02.

1.11.	Amendments to Section 6.02.

(a) Section 6.02 of the Credit Agreement is hereby amended by inserting the following as the new clauses (e) and (f) immediately after clause (d) thereof and immediately prior to the final paragraph thereof:

(e) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower together with the other Credit Parties shall not have any cash or cash equivalents (other than cash collateral deposited pursuant to Section 2.08(j)) in excess of $35,000,000 in the aggregate.

(f) For any such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, prior to any Reduction Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the total Revolving Credit Exposures shall not exceed the Pro Forma Borrowing Base.

(b) Section 6.02 of the Credit Agreement is further amended by inserting “and Section 6.02(e) and (f)” at the end of the final paragraph of such section.

1.12. Amendment to Section 7.21. Section 7.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.21 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors (acting in their respective capacities as such), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or any of their respective directors, officers or employees is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

1.13. Amendment to Section 7.22. Section 7.22 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.22 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

1.14. Amendment to Section 8.01. Section 8.01 of the Credit Agreement is hereby amended by adding a new clause (p) immediately after clause (o) thereof, which new clause (p) shall read in full as follows:

(p) Account Control Agreements. Promptly, and no later than two (2) Business Days after the opening thereof, written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such Deposit Account, commodities account or securities account) to the Administrative Agent of any Deposit Account, commodities account or securities account (other than an Excluded Deposit Account) opened by the Borrower or any Domestic Restricted Subsidiary.

1.15. Amendment to Section 8.09. Section 8.09 of the Credit Agreement is hereby amended by adding the following sentence immediately after the first sentence thereof:

The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

1.16. Amendments to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended by (a) deleting each reference to “80%” contained in clause (a) thereof and replacing it with the following language “90% (or, at any time that any Debt incurred in reliance on the exception set forth in Section 9.02(m) is secured by a Lien, 95%)” and (b) amending and restating clause (b) thereof to read in its entirety as follows:

(b) In the event that any Domestic Subsidiary incurs or guarantees any Debt or the Borrower creates or acquires any new Domestic Subsidiary that is a Restricted Subsidiary, the Borrower shall promptly cause such Subsidiary to (i) guarantee the Indebtedness pursuant to the Guaranty and Pledge Agreement by executing a supplement or joinder thereto and (ii) following the Security Agreement Effective Date, become a party to the Security Agreement by executing an Assumption Agreement (as defined in the Security Agreement) pursuant to which such Domestic Subsidiary will grant liens and security interests in the “Collateral” (as defined in the Security Agreement) in the favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, in each case, in form and substance acceptable to the Administrative Agent. In connection with the creation or acquisition of any such Restricted Subsidiary, the Borrower shall cause the owner of Equity Interests in such Restricted Subsidiary to (iii) execute and deliver a supplement to the Guaranty and Pledge Agreement (in form and substance acceptable to the Administrative Agent) pursuant to which such owner of such Equity Interests will confirm the pledge of all of the Equity Interests of such new Subsidiary and (iv) deliver original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof. In connection with the foregoing described in this clause (b), the Credit Parties shall execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

1.17. Amendment to Article VIII. Article VIII of the Credit Agreement shall be amended by inserting new Sections 8.19 and 8.20 immediately after Section 8.18 thereof, which new Sections 8.19 and 8.20 shall each read in full as follows:

Section 8.19 Deposit Accounts. The Borrower and each Domestic Restricted Subsidiary will maintain one or more of the Lenders as it principal depository bank, including for the maintenance of any Deposit Account for the primary operation of its business. The Borrower and each Domestic Restricted Subsidiary will cause each of their respective Deposit Accounts (other than Excluded Deposit Accounts), commodities accounts or securities accounts to at all times be subject to an Account Control Agreement; provided that, subject to Section 8.20, Account Control Agreements with respect to Deposit Accounts (other than any Excluded Deposit Account), commodities accounts or securities accounts in existence on the Third Amendment Effective Date shall not be required until the Control Agreement Compliance Date.

Section 8.20 Post Closing; Account Control Agreements. The Borrower and each Domestic Restricted Subsidiary shall, no later than the Control Agreement Compliance Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), deliver to the Administrative Agent duly executed Account Control Agreements with respect to each Deposit Account (other than any Excluded Deposit Account), commodities account or securities account in existence on the Third Amendment Effective Date.

1.18. Amendment to Section 9.01. Clause (a) of Section 9.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a) Interest Coverage Ratio.

(i) At any time that any Debt incurred in reliance on the exception set forth in Section 9.02(m) is secured by a Lien, the Borrower will not (A) as of the last day of any fiscal quarter ending after the Third Amendment Effective Date and on or prior to December 31, 2017, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.00 to 1.00; (B) as of the last day of any fiscal quarter ending after December 31, 2017 and on or prior to December 31, 2018, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.50 to 1.00; and (C) as of the day of any fiscal quarter ending on or after March 31, 2019, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.00 to 1.00; and

(ii) At any time when clause (i) does not apply, the Borrower will not (A) as of the last day of any fiscal quarter ending after the Third Amendment Effective Date and on or prior to December 31, 2017, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.25 to 1.00; (B) as of the last day of any fiscal quarter ending after December 31, 2017 and on or prior to December 31, 2018, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.50 to 1.00; and (C) as of the day of any fiscal quarter ending on or after March 31, 2019, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.00 to 1.00.

1.19. Amendments to Section 9.02.

(a) Section 9.02 of the Credit Agreement is hereby amended by inserting “in an amount not to exceed the principal amount thereof outstanding on Third Amendment Effective Date” immediately after the occurrence of “Debt in respect of unsecured notes” in clause (g) thereof.

(b) Section 9.02 of the Credit Agreement is further amended by adding a new clause (m) thereto, which new clause (m) shall read in full as follows:

(m) (i) Permitted Refinancing Debt and any guarantee thereof given by the Borrower or any Guarantor; provided that the aggregate principal amount of such Permitted Refinancing Debt shall not exceed the then-outstanding principal amount of the Permitted Unsecured Notes Redeemed, refinanced or replaced by such Permitted Refinancing Debt plus accrued interest in respect of the Permitted Unsecured Notes so refinanced or replaced, any applicable premium and transaction expenses plus the amount of interest expense accrued in connection with such Permitted Refinancing Debt to the extent paid-in-kind and not paid in cash and (ii) Permitted Additional Debt and any guarantee thereof given by the Borrower or any Guarantor; provided that the aggregate principal amount of such Permitted Refinancing Debt and Permitted Additional Debt shall not exceed the sum of (A) $150,000,000 plus (B) the amount of interest expense accrued in connection with such Debt to the extent paid-in-kind and not paid in cash.

(c) Section 9.02(l) of the Credit Agreement is hereby amended by replacing “(other than clauses (a), (g) and (h))” with “(other than clauses (a), (g), (h) and (m))”.

1.20. Amendment to Section 9.03.

(a) Section 9.03 of the Credit Agreement is hereby amended by adding a new clause (f) immediately after clause (e) thereof and immediately prior to the final paragraph thereof, which new clause (f) shall read in full as follows:

(f) Liens securing Permitted Refinancing Debt and Permitted Additional Debt in each case, permitted under Section 9.02(m), to the extent such Liens and the Permitted Refinancing Debt or Permitted Additional Debt (as applicable) are subject to an Intercreditor Agreement.

(b) Section 9.03 is hereby amended by adding the phrase “Liens permitted by Section 9.03(f),” immediately after the phrase “(other than” occurring in the last paragraph of Section 9.03.

1.21. Amendment to Section 9.04.

(a) Section 9.04 of the Credit Agreement is hereby amended by deleting the occurrence of “, and” at the end of clause (a) thereof and replacing it with “;”

(b) Section 9.04 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof to read in full as follows:

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any principal in respect of any Permitted Unsecured Notes, Permitted Refinancing Debt or Permitted Additional Debt, except that:

(i) so long as (A) no Borrowing Base Deficiency or Event of Default exists or results therefrom and (B) after giving pro forma effect to such Redemption, Availability is not less than the greater of (x) $50,000,000 and (y) 20% of the total Commitments then in effect, the Borrower or applicable Restricted Subsidiary may, within one year following its receipt of any cash proceeds from any issuance by the Borrower of Equity Interests in the Borrower, voluntarily prepay or otherwise Redeem any principal in respect of Permitted Unsecured Notes, Permitted Refinancing Debt or Permitted Additional Debt in an aggregate amount not to exceed the amount of the net cash proceeds received by the Borrower and/or Restricted Subsidiaries from such issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrower;

(ii) the Borrower and the Restricted Subsidiaries may refinance Permitted Unsecured Notes, Permitted Refinancing Debt or Permitted Additional Debt (collectively “Original Debt”) (x) substantially contemporaneously with its receipt of any cash proceeds from any incurrence of Debt in accordance with Section 9.02(h) and Section 9.02(m) or (y) pursuant to an exchange of such Original Debt for Debt incurred in accordance with Section 9.02(h) and Section 9.02(m); provided that, except as otherwise permitted in this Section 9.04, such exchange described in this clause (y) does not include any payment of cash in respect of the principal amount of such Original Debt;

(iii) so long as (A) no Borrowing Base Deficiency or Event of Default exists or results therefrom and (B) after giving pro forma effect to such Redemption, the Availability is not less than 20% of the total Commitments then in effect, the Borrower or applicable Restricted Subsidiary may voluntarily prepay or otherwise Redeem any principal in respect of Permitted Unsecured Notes, Permitted Refinancing Debt and any Permitted Additional Debt in an aggregate amount not to exceed the amount of net cash proceeds from any incurrence of Debt in accordance with Section 9.02(m) (to the extent not applied under clause (ii) of this Section 9.04(b)); and

(iv) so long as (A) no Borrowing Base Deficiency or Event of Default exists or results therefrom and (B) after giving pro forma effect to such Redemption, the Availability is not less than 20% of the total Commitments then in effect, the Borrower or applicable Restricted Subsidiary may voluntarily prepay or otherwise Redeem any principal in respect of Permitted Unsecured Notes, Permitted Refinancing Debt and any Permitted Additional Debt in an aggregate amount not to exceed the amount of net cash proceeds (after any prepayment of Borrowings required by Section 3.04(c)) from any sale, assignment, farm-out, conveyance or other transfer of Property or termination or monetization of any Swap Agreement, in each case, not prohibited by Section 9.11; provided that the aggregate amount of all such Redemptions of Debt pursuant to this clause (iv) shall not exceed $50,000,000 minus the aggregate amount of Investments made or outstanding in reliance on the exceptions set forth in Section 9.05(m) and (n); and

(c) Amendment to Section 9.04. Section 9.04 of the Credit Agreement is hereby amended by adding a new clause (c) thereof to read in full as follows:

(c) the Borrower and the Restricted Subsidiaries may refinance, replace or Redeem any Permitted Unsecured Notes, Permitted Additional Debt and any Permitted Refinancing Debt through the conversion of any such Debt to Equity Interests (other than Disqualified Capital Stock) of the Borrower or any of its direct or indirect parents.

1.22. Amendment to Section 9.05(m) and (n). Subsections (m) and (n) of Section 9.05 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

(m) subject to the limits in Section 9.07, Investments in businesses, operations and joint ventures which are incidental to or reasonably related to the businesses, operations and joint ventures conducted by the Credit Parties not to exceed an aggregate amount at any time equal to $50,000,000 minus the amount of any Redemptions of Debt made in reliance on the exception set forth in Section 9.02(b)(iv); provided that, after giving effect to any such Investment (including Borrowing in connection therewith), the Borrower’s Availability shall not be less than an amount equal to 20% of the Borrowing Base then in effect.

(n) other Investments; provided, that the amount of such Investments made under this Section 9.05(n) shall not exceed $25,000,000 in the aggregate at any time.

1.23. Amendment to Section 9.08. Section 9.08 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.08 Proceeds of Loans. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.19. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

1.24. Amendment to Section 9.14. Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.14 Negative Pledge Agreements; Dividend and Other Restrictions. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (i) this Agreement and the Security Instruments, (ii) agreements with respect to Debt secured by Liens permitted by Section 9.03(c) or Section 9.03(e), but then only with respect to the Property that is financed by such Debt, (iii) agreements with respect to Debt secured by Liens permitted by Section 9.03(f), (iv) documents creating Liens which are described in clause (d) or (f) of the definition of “Excepted Liens”, but then only with respect to the Property that is the subject of the applicable lease or document described in such clause (d) or (f), and (v) documents creating Liens which are permitted under Section 9.03(d), but then only with respect to Property that is the subject of the applicable document or license) that in any way prohibits or restricts the granting, conveying, creation or imposition of the Liens on any of its Property in favor of the Administrative Agent for the benefit of the Secured Parties that are created pursuant to the Security Instruments to secure the Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents) that restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Restricted Subsidiary.

1.25. Amendment to Section 9.18. Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.18 Amendments to Permitted Unsecured Notes Documents, Permitted Refinancing Debt Documents and Permitted Additional Debt Documents.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Unsecured Notes, or, if unsecured, any Permitted Refinancing Debt and/or Permitted Additional Debt if (a) the effect thereof would be to shorten the maturity of such Debt or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon, (b) such action requires the payment of a consent fee (howsoever described), (c) such action increases the interest rate margins applicable to such Debt or alters the calculation of interest thereunder, (d) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement without this Agreement being contemporaneously amended to add similar provisions or (e) such action adds or changes any redemption, put or prepayment provisions; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof (provided that any such guarantor also guarantees the Indebtedness pursuant to the Guaranty and Pledge Agreement and each of Borrower and such guarantor otherwise complies with Section 8.14); and provided further that nothing in this Section 9.18(a) shall prohibit the Borrower from (i) extending, refinancing, or renewing of the Permitted Unsecured Notes pursuant to Section 9.02(h) or Section 9.02(m); (ii) permitting any Restricted Subsidiary to extend, refinance or renew the Permitted Unsecured Notes pursuant to Section 9.02(h) or 9.02(m) or (iii) Redeeming the Permitted Unsecured Notes pursuant to Section 9.04(b).

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Additional Debt or Permitted Refinancing Debt, in each case, to the extent secured by any Lien on the Collateral, the effect of which is to: (i) permit any payments not otherwise permitted by Section 9.04 or modify or amend the documentation governing such Permitted Additional Debt and/or Permitted Refinancing Debt in a manner that contravenes any of the provisions of Section 9.02(m) or the component definitions thereof, (ii) adversely affect the Lien priority rights of the Secured Parties or the rights of the Secured Parties to receive payments owing pursuant to the Loan Documents, (iii) except as otherwise provided for in the Intercreditor Agreement, add any Liens securing the collateral granted under the Second Lien Loan Documents, (iv) confer any additional rights on any holder of any Permitted Additional Debt and/or Permitted Refinancing Debt in a manner adverse to any Secured Party, or (v) contravene any of the provisions of the Intercreditor Agreement or breach any of the provisions of the other Loan Documents; provided that nothing in this Section 9.18(b) shall prohibit the Borrower from (i) extending, refinancing, or renewing of the Permitted Unsecured Notes pursuant to Section 9.02(h) or Section 9.02(m); (ii) permitting any Restricted Subsidiary to extend, refinance or renew the Permitted Unsecured Notes pursuant to Section 9.02(m) or (iii) Redeeming the Permitted Unsecured Notes pursuant to Section 9.04(b).

1.26. Amendment to Section 10.01(d). Section 10.01(d) of the Credit Agreement is hereby amended by inserting “, Section 8.19, Section 8.20” after “Section 8.03” in the text thereof.

1.27. Amendment to Article XII. Article XII of the Credit Agreement shall be amended by inserting new Sections 12.20, 12.21 and 12.22 immediately after Section 12.19 thereof, which new Sections 12.20, 12.21 and 12.22 shall read in full as follows:

Section 12.20. Intercreditor Agreements.

(a) Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Borrower and the other Credit Parties with respect to any Permitted Additional Debt and any Permitted Refinancing Debt may be secured by Liens on assets of the Borrower and the other Credit Parties that constitute collateral security for the Indebtedness. Unless the Majority Lenders object in accordance with the definition of “Intercreditor Agreement”, each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Debt, such Intercreditor Agreement and (ii) any documents relating thereto.

(b) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each Intercreditor Agreement.

(c) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Debt under any Permitted Refinancing Debt and/or any Permitted Additional Debt, (ii) to confirm for any party that such Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute an Intercreditor Agreement if executed at such time as a new agreement.

(d) Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Instrument to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

(e) The Administrative Agent shall have the benefit of the provisions of Article XI with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

Section 12.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.22. Credit Bidding. Each Secured Party hereby irrevocably authorizes the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Indebtedness (including by accepting some or all of the collateral securing the Indebtedness pursuant to the Security Instruments in satisfaction of some or all of the Indebtedness pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of such collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Indebtedness owed to the Secured Parties shall be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Indebtedness with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interest or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the

Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Indebtedness which was credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 9.02; provided further that any disbursement or other disposition of any proceeds of such collateral or proceeds of such proceeds shall be consistent with this Agreement, including Section 10.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Indebtedness which was credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Indebtedness that is assigned to an acquisition vehicle is not used to acquire any collateral securing the Indebtedness for any reason, such Indebtedness shall automatically be reassigned to the Lenders (or the applicable holder of the Indebtedness so assigned) pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Indebtedness shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Indebtedness of each Secured Party is deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

1.28. Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.

SECTION 2. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby agree that the Borrowing Base shall be decreased to $325,000,000 effective as of the Third Amendment Effective Date and shall remain at such level until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base thereafter, whichever comes first. The Borrower and Lenders agree that the redetermination of the Borrowing Base provided for in this Section 2 shall constitute the Scheduled Redetermination scheduled for on or about April 1, 2016 and shall not be construed or deemed to be an Interim Redetermination for purposes of Section 2.07(b) of the Amended Credit Agreement.

SECTION 3. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof and the decrease of the Borrowing Base contained in Section 2 hereof, are each subject to satisfaction of each of the following conditions precedent:

3.1. Counterparts. The Administrative Agent shall have received counterparts of this Third Amendment from the Borrower and the Required Lenders.

3.2. No Material Adverse Change. Since December 31, 2014, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Third Amendment, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties of the Borrower. To induce the Lenders and the Administrative Agent to enter into this Third Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the Third Amendment Effective Date as follows:

4.1. Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Amended Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except (a) to the extent such representations and warranties are expressly limited to an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (b) to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects.

4.2. Deposit Accounts. Schedule I attached hereto sets forth the account numbers, purposes, and applicable bank or other institution in respect of, of all Deposit Accounts, commodities account or securities account of the Borrower and the Domestic Restricted Subsidiaries as of the Third Amendment Effective Date and whether any of such Deposit Accounts is an Excluded Deposit Account.

4.3. Approvals; No Conflicts. The execution, delivery and performance by the Borrower and the other Credit Parties of this Third Amendment and the other Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by the Amended Credit Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default under the Amended Credit Agreement, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

4.4. Authority and Enforceability. This Third Amendment and each other Loan Document delivered by any Credit Party on or prior to the Third Amendment Effective date has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.5. No Default or Borrowing Base Deficiency. No Default or Borrowing Base Deficiency has occurred and is continuing.

SECTION 5. Post-Closing Security Agreement and Mortgages on Proved Oil and Gas Properties.

5.1. On or before the date that is thirty (30) days after the Third Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion) the Administrative Agent shall have received executed counterparts of the Security Instruments and other items required by Section 8.14(a) with respect to Oil and Gas Properties required to become Mortgaged Properties in accordance with such Section.

5.2. On or before the date that is five (5) Business Days after the Third Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion) the Administrative Agent shall have received counterparts of the Security Agreement executed by each Credit Party.

SECTION 6. Miscellaneous.

6.1. Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this Third Amendment.

6.2. Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3. Counterparts. This Third Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles or other electronic transmission (e.g..pdf) shall be effective as originals.

6.4. Complete Agreement. THIS THIRD AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.5. Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.

6.6. Effectiveness. This Third Amendment shall be effective automatically and without necessity of any further action by the Borrower, the Administrative Agent or the Lenders when counterparts hereof have been executed by the Borrower, the Administrative Agent and the Majority Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

6.7. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

6.8. Severability. Any provision of this Third Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed on the date and year first above written.

[Signature pages to follow]

BORROWER:	APPROACH RESOURCES INC., a Delaware corporation

	By:	/s/ J. Ross Craft
	Name:	J. Ross Craft
	Title:	President and Chief Executive Officer

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ADMINISTRATIVE AGENT,
LENDER AND ISSUING BANK:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, a Lender and Issuing Bank

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

LENDERS:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ David K. Maynard
Name:	David K. Maynard
Title:	Senior Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Victor Ponce de Leon
Name:	Victor Ponce de Leon
Title:	Senior Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

Execution Version

COMERICA BANK,
as a Lender

By:	/s/ Brandon M. White
Name:	Brandon M. White
Title:	Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.

WHITNEY BANK,
as a Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

APPROACH RESOURCES INC.